SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-13176	59-2007840
(Commission File Number)	(I.R.S. Employer Identification No.)

1666 Kennedy Causeway Avenue, Suite 308	33141
North Bay Village Florida
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 861-0075

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported the Company’s primary business has been the research, development, and manufacturing and marketing of a non-invasive, whole body, periodic acceleration, therapeutic vibrator, which has been designated as the AT-101. In the last 12 months the Company has been developing a new “home-version” of the AT-101 that has been named the “Exer-Rest.” The Company has moved forward with the necessary protections of the name and trademarks, and believes it has secured the name and is in the process of securing the required trademark(s). The Company expects to complete the “Exer-Rest” by the end of 2006.

During the calendar years 2005 and 2006, the Company received financing in an aggregate amount of $1,000,000 to continue and restructured its operations. The Company has revised its business strategy to convert the company from a developer of a more expensive Motion Platform bed to a streamlined development company that will market and distribute a lower cost, more efficient AT-101 named “Exer-Rest,” for home and clinic use. The Company has conducted two market research study efforts that have assisted in the concept modeling, potential sales price point and over all usability of the new “home-version.” The Company will promote its use for the temporary relief of musculoskeletal pains associated with osteoarthritis of the hip(s).

As previously reported, the Company had submitted a 510(k) application for the AT-101, as instructed by the Food and Drug Administration (the “FDA”). The Company has subsequently withdrawn its 501(k) application for the AT-101, in order to allow the Company to continue its open dialog with the FDA and obtain some direction from the FDA regarding supporting clinical data that would be required by the FDA for the application. The Company has been in the process of restructuring its investigational plan, and with the guidance of an independent research group, determined that the Company would conduct a clinical trial as suggested by the FDA and resubmit the 510(k) with the new data. However, it was determined that the study would be conducted with the new “Exer-Rest” device. The investigational plan was completed by an independent clinical research group and the selection of the study site has been determined.

The Company will commence with the study once the “Exer-Rest” device is completed and tested. The projected commencement date is expected to be in January 2007. The Company is in the process of raising additional capital to provide additional funding for the Company’s plans to develop, seek FDA approval for, and market the “Exer-Rest” device.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

Dated: September 26, 2006	/s/ Gary W. Macleod
Gary W. Macleod
Chief Executive Officer